UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by

      Rule 14(c)-5(d)(2))

[   ] Definitive Information Statement

LOUNSBERRY HOLDINGS III, INC.

(Name of the Registrant as Specified in its Charter)

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INFORMATION STATEMENT

April _ , 2006

LOUNSBERRY HOLDING III, INC.

GENERAL

This Information Statement is being distributed to the holders of record of the common stock, par value $.0001 per share ("Common Stock"), of Lounsberry Holdings III, Inc., a Delaware corporation (the "Company"), at the close of business on April 4, 2006 (the "Record Date") under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Information Statement advises stockholders of the action to change the name of the Company to “China Medicine Corporation.” (the “Name Change”). The Name Change was authorized by the Board of Directors of the Company and approved on the Record Date by stockholders owning an aggregate of 6,530,000 of the outstanding shares of Common Stock of the Company, constituting approximately 88.48% of the outstanding shares of capital stock of the Company as of the Record Date entitled to vote on the Name Change (the “Majority Stockholders”).

The Name Change will not become effective until the filing with the Office of the Secretary of State of Delaware of an Amendment to the Company’s Certificate of Incorporation (the “Amendment”) at least 20 days after the date of the mailing of this Information Statement to the Company’s stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Introduction

On February 8, 2006, the Company entered into an Exchange Agreement pursuant to which the Company acquired all of the equity of Guangzhou Konzern Medicine Co. Ltd., (“Konzern”), a company incorporated under the laws of the People’s Republic of China (the “PRC”). Pursuant to the Exchange Agreement, the Company issued 6,530,000 shares of Common Stock to the owners of Konzern, including 3,265,000 shares of Common Stock to Senshan Yang, 2,612,000 shares of Common Stock to Minhua Liu and 653,000 shares of Common Stock to Junhua Liu. Mr. Senshan Yang and Ms. Minhua Liu were the chief executive officer and executive vice president of Konzern and they were elected to such positions with the Company. Shensan Yang, Minhua Liu and Junhua Liu are the Majority Stockholders referred to above.

Pursuant to the Exchange Agreement, Konzern became our wholly-owned subsidiary. As a result, our business is the business of Konzern. We are a distributor of medical products, including, traditional pharmaceutical medicines, traditional Chinese medicine (finished medicine made of Chinese herbs), Chinese herbs and dietary supplements. We purchase our products from drug manufacturers in China. Although we distribute traditional pharmaceutical medicines, such medicines are not products which are sold in the United States or Europe, but are products that are used in the PRC market. Some of our products are available over-the-counter, while others require a prescription.  Most of our products are developed and manufactured by other companies; however, we have recently begun to develop our own proprietary products and currently have four such products under development.

For additional information concerning the transactions relating to the acquisition of Konzern, see Items 1.01, 2.01, 5.01 and 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2006 and the Company’s Annual Report on Form 10-KSB filed with the Commission on March 31, 2006.

THE NAME CHANGE

The Board of Directors and the Majority Stockholders approved an amendment to the Certificate of Incorporation of the Company to change its corporate name from Lounsberry Holdings III, Inc. to China Medicine Corporation. The new corporate name more closely identifies the Company with its new operating business.

Authorization by the Board of Directors and the Majority Stockholders

Under Section 228(a) of the Delaware General Corporation Law and the Company’s By-laws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  Under Section 242 of the Delaware General Corporation Law and the Company’s By-laws, the approval of the Name Change requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each share is entitled to one vote per share on any matter which may properly come before the stockholders.

On the Record Date, the Board of Directors of the Company and the Majority Stockholders, who held approximately 88.48% of the total outstanding Common Stock on such date, authorized the Name Change by the unanimous written consent of the Directors and the written consent of the Majority Stockholders as set forth in Exhibit A to this Information Statement.

As of the close of business on the Record Date, the Company had outstanding 7,380,000 shares of Common Stock, the only class of securities entitled to vote on the Name Change as of that date.

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Name Change and is furnishing this Information Statement solely for the purpose of informing stockholders of the Name Change, in the manner required under the Securities Exchange Act of 1934, before a Certificate of Amendment to the Certificate of Incorporation of the Company effectuating the Name Change may be filed.

Effective Date

The Name Change will become effective immediately upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company with the Office of the Secretary of State of Delaware.  The filing will be made at least 20 days after the date this Information Statement is first sent to stockholders.

Absence of Dissenters’ Rights of Appraisal

The approval by the Majority Stockholders of the Name Change does not provide any other stockholder of the Company any right to dissent and obtain appraisal of or payment for such stockholder's shares under the Delaware General Corporation Law or the Certificate of Incorporation or By-laws of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date, certain information with respect to the beneficial ownership of our voting securities by (i) each person or group owning more than 5% of the Company’s securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

Name and		Amount and
Address of	Title of	Nature of Beneficial	Percent of
Beneficial Owner	Class	Ownership	Class (1)

Senshan Yang	Common Stock	3,265,000	44.2%
Director and CEO
Room 702 Guangri Mansion No. 8
South Wuyang Xincheng Si
Guangzhou
China

Minhua Liu	Common Stock	2,612,000	35.4%
Director and Executive Vice President
Room 702 Guangri Mansion No. 8
South Wuyang Xincheng Si
Guangzhou
China

Junhua Liu	Common Stock	653,000	8.9%
Room 702 Guangri Mansion No. 8
South Wuyang Xincheng Si
Guangzhou
China

Meiyi Xia	Common Stock	150,000	2.0%
Vice President
51 Everett Drive; Suite A-20
West Windsor Professional Center
Princeton Junction, NJ 08550

Lin Li	Common Stock	37,500	*
Vice President and Secretary
51 Everett Drive; Suite A-20
West Windsor Professional Center
Princeton Junction, NJ 08550

All Directors and Officers of the Company	Common Stock	6,064,500	82.2%
as a group

* Less than 1%

(1) Based on 7,380,000 shares of Common Stock outstanding as of the date of the Record Date.

Except as otherwise indicated, each person has the sole power to vote and dispose of all shares of Common Stock listed opposite his or her name. Each person is deemed to own beneficially shares of Common Stock which are issuable upon exercise of warrants or options or upon conversion of convertible securities if they are exercisable or convertible within 60 days of the date of the Record Date.

Barron Partners LP owns shares of Series A Convertible Preferred Stock and warrants which, if fully converted and exercised, would result in the ownership of more than 5% of our outstanding Common Stock; however, the Series A Preferred Stock may not be converted and the warrants may not be exercised if such conversion or exercise would result in Barron Partners LP owning more than 4.9% of our outstanding Common Stock. This limitation may not be waived.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Name Change to the Majority Stockholders.

By order of the Board of Directors

April 4, 2006

_/s/ Senshan Yang_________________

Senshan Yang, Chief Executive Officer

Exhibit A

UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS OF

LOUNSBERRY HOLDINGS III, INC.

THE UNDERSIGNED, being all of the directors of Lounsberry Holdings III, Inc., a Delaware corporation (the "Corporation"), hereby adopt the following resolutions by written consent pursuant to Section 141(f) of the Delaware General Corporation Law, as if duly adopted at a duly called and noticed meeting:

RESOLVED, that Section 1 of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

“ 1.  The name of the corporation (hereinafter called the “Corporation”) is China Medicine Corporation”; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare and file with the Securities and Exchange Commission (the “Commission”) and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the “Information Statement”) with respect to the change in the name of the Corporation to China Medicine Corporation, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, in conformance with applicable laws, rules and regulations, any such determination to be conclusively evidenced by the preparation, signing, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the record date for determining stockholders to receive the Information Statement (the “Record Date”) be, and it is hereby, fixed as the close of business on April 4, 2006; and be it further

RESOLVED,  that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Incorporation of the Corporation (the “Amendment”) providing for the change of the Corporation’s name to China Medicine Corporation, such Amendment to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution, delivery and filing by such officers of the Amendment; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date indicated below.

Dated: April 4, 2006

__/s/ Senshan Yang _______

   Senshan Yang

__/s/ Minhua Liu _________

    Minhua Liu

WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY

OF THE COMMON STOCK OF

LOUNSBERRY HOLDINGS III, INC.

THE UNDERSIGNED, being the holders of a majority of the Common Stock of all of the directors of Lounsberry Holdings III, Inc., a Delaware corporation (the "Corporation"), hereby adopt the following resolution by written consent pursuant to Section 228(a) of the Delaware General Corporation Law, as if duly adopted at a duly called and noticed meeting:

RESOLVED, that Section 1 of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

“ 1.  The name of the corporation (hereinafter called the “Corporation”) is China Medicine Corporation.”

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date indicated below.

Dated: April 4, 2006

__/s/ Senshan Yang _______

   Senshan Yang

__/s/ Minhua Liu _________

    Minhua Liu

__/s/ Junhua Liu__________

     Junhua Liu